                                                                 EXHIBIT (A)(36)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
               (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING
                  CUMULATIVE PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                                ITT CORPORATION
                                      TO
                                HLT CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                           HILTON HOTELS CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender Shares (as defined below) and Rights (as defined below) pursuant to the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares (the "Shares") of common stock, without par value (the "Common Stock"), of ITT Corporation, a Nevada corporation (the "Company"), or if applicable, certificates ("Rights Certificates") for the associated Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 1, 1995, between the Company and The Bank of New York, as Rights Agent (as previously amended, the "Rights Agreement"), are not immediately available (including, if a Distribution Date (as defined in the Offer to Purchase, dated January 31, 1997 (the "Offer to Purchase") as amended and supplemented by the Supplement thereto dated August 7, 1997 (the "First Supplement") and the Second Supplement thereto, dated November 3, 1997 (the "Second Supplement")) has occurred, because Rights Certificates have not yet been distributed); (ii) time will not permit all required documents to reach the IBJ Schroder Bank & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

         By Mail:                By Facsimile                By Hand or
       P.O. Box 84              Transmission:           Overnight Delivery:
  Bowling Green Station         (212) 858-2611           One State Street
    New York, New York       Attn: Reorganization    New York, New York 10004
        10274-0084          Operations Department        Attn: Securities
   Attn: Reorganization                                 Processing Window,
  Operations Department                                   Subcellar One

                        Confirm Facsimile by Telephone:
                                (212) 858-2103

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 LADIES AND GENTLEMEN:

   The undersigned hereby tenders to HLT Corporation, a Delaware corporation and a wholly owned subsidiary of Hilton Hotels Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, the First Supplement, the Second Supplement, and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and Rights indicated below pursuant to the guaranteed delivery procedures set forth in
 Section 3 of the Offer to Purchase.

 Number of Shares: __________________________________________________________

 Number of Rights: __________________________________________________________

 Name(s) of Record Holder(s) ________________________________________________

 ____________________________________________________________________________
                              Please Type or Print
 ____________________________________________________________________________

 Address(es): _______________________________________________________________
                                                                      Zip Code
 Area Code and Tel. No.: ____________________________________________________

 Certificate No(s). (if available) __________________________________________

 ____________________________________________________________________________

 Share Certificates: ________________________________________________________

 Rights Certificates: _______________________________________________________

 Check ONE box if Shares or Rights will be tendered by book-entry transfer:

 [_]The Depository Trust Company

 [_]Philadelphia Depository Trust Company

 Signature(s): ______________________________________________________________

 ____________________________________________________________________________

 Account Number _____________________________________________________________

 Dated _________________ , 1997

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (a) represents that the tender of Shares (or Rights, if applicable) effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares and Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares and Rights into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within (a) in the case of Shares, three New York Stock Exchange, Inc. ("NYSE") trading days after the date hereof or (b) in the case of Rights, a period ending on the later of (i) three NYSE trading days after the date hereof or (ii) three business days after the date Rights Certificates are distributed to stockholders.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares and Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________________________________________________

 ____________________________________________________________________________
                              Authorized Signature
 Address: ___________________________________________________________________
                                                                      Zip Code
 Area Code and Tel. No.: ____________________________________________________

 Name: ______________________________________________________________________
                              Please Type or Print
 Title: _____________________________________________________________________

 Date __________________ , 1997

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE.
       CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.